Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MPLX LP of our report dated February 10, 2017 relating to the financial statements of LOOP LLC, which appears in MPLX LP’s Current Report on Form 8-K dated September 1, 2017.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 8, 2018